Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Russ Zukowski, Vice President Finance
(770) 953-7505	(770) 953-7620
FOR IMMEDIATE RELEASE
—BlueLinx Appoints George Judd Chief Executive Officer —
ATLANTA — October 30, 2008 — BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today announced that its board of directors has named George R. Judd, 47, chief executive officer, succeeding Howard S. Cohen who has served as interim chief executive officer since March of this year. Mr. Cohen will continue to serve as executive chairman of the board of directors.
Mr. Judd has served as the president and chief operating officer of BlueLinx since 2004, and played a leading role in the company’s transition from a division of Georgia-Pacific Corporation to an independent, publicly-held company. Since joining Georgia-Pacific in 1984, Mr. Judd progressed through a variety of positions of increasing responsibility within the building products distribution division. Mr. Judd currently serves on the board of the Building Products Institute in Washington, D.C., and he is past chair of the National Lumber & Building Material Dealers Association. He also serves on the board of the Girl Scouts of Georgia. He currently serves as chair on the Design and Construction Committee building the new Girl Scouts headquarters, and serves on the “Coming Home” capital campaign committee. He graduated from Western Connecticut State University in 1984 with a Bachelor’s degree in Marketing.
“George brings the perfect combination of vision and execution to the role of CEO. As an original member of the BlueLinx executive team, BlueLinx will benefit tremendously from his industry experience and his proven ability to lead and grow business through a combination of new initiatives, traditional philosophies regarding business and his strong compassion for people,” said Howard S. Cohen, executive chairman of the board. “He is the perfect choice to lead BlueLinx as it positions itself to take advantage of the eventual recovery of the housing industry.”
“I am honored to be appointed chief executive officer of BlueLinx,” Judd said. “I am excited to lead BlueLinx and our best in industry, people, customers and vendors. BlueLinx is well positioned to win in the building products industry now and in the future when the industry recovers from this unprecedented downturn.”
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,200 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange

BlueLinx George Judd Announcement

under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
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